Exhibit 5.1
February 22, 2010
Exterran Partners, L.P.
16666 Northchase Drive
Houston, Texas 77060
Re:	Exterran Partners, L.P. Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel for Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) to which this opinion is an exhibit. The Registration Statement relates to the offering, from time to time, as set forth in the forms of prospectuses contained therein, in connection with the registration by the Partnership under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act:

(1)	by the Partnership, of up to $750 million maximum aggregate offering price of (x) common units representing limited partner interests in the Partnership (the “Primary Common Units”), and (y) debt securities, which may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”);

(2)	by the selling unitholders named in the selling unitholder prospectus, of 15,492,994 common units representing limited partner interests in the Partnership (the “Secondary Common Units,” and together with the Primary Common Units, the “Common Units”), including 6,325,000 common units (the “Conversion Units”) that may be issued upon the conversion of 6,325,000 subordinated units (“Subordinated Units”) into Common Units on a one-for-one basis; and

(3)	by the selling unitholders named in the selling unitholder prospectus, of 6,325,000 Subordinated Units.

     The Primary Common Units, Debt Securities, the Secondary Common Units and the Subordinated Units are collectively referred to herein as the “Securities.” We have also participated in the preparation of each of the prospectuses contained in the Registration Statement to which this opinion is an exhibit. Capitalized terms not defined herein shall have the meanings ascribed to them in the prospectuses.

A-1

     We have examined the Registration Statement, including the prospectuses, the form of Senior Indenture (the “Senior Indenture”) filed as an exhibit to the Registration Statement, the form of Subordinated Indenture (the “Subordinated Indenture”, together with the Senior Indenture, the “Indentures”) filed as an exhibit to the Registration Statement, the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”), the Certificate of Limited Partnership (as amended, the “Certificate”) filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership, and such other documents as we have deemed necessary or appropriate for purposes of this opinion. In addition, we have reviewed certain certificates of officers of the Partnership and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently established.
     In connection with this opinion, we have assumed that:
(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(iii)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and

(v)	any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.
     Based upon and subject to the foregoing, we are of the opinion that:
(1)	With respect to the Primary Common Units, when (i) the Partnership has taken all necessary action to approve the issuance of such Primary Common Units, the terms of the offering thereof and related matters and (ii) the Primary Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership upon payment of the consideration thereof or provided for therein, then the Primary Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement”) and non-assessable.

(2)	With respect to the Debt Securities, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership has taken all necessary action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such

Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, upon payment of the consideration thereof or provided for therein, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity.

(3)	With respect to the Conversion Units, when the conditions set forth in the Partnership Agreement with respect to the conversion of the Subordinated Units have been met and such Conversion Units have been issued in accordance with the terms thereof, then the Conversion Units will be validly issued, fully paid and non-assessable.

(4)	The Secondary Common Units other than the Conversion Units have been validly issued and fully paid (to the extent required under the Partnership Agreement) and are non-assessable.

(5)	The Subordinated Units have been validly issued and fully paid (to the extent required under the Partnership Agreement) and are non-assessable.

     The opinions expressed herein are qualified in the following respects:
(1)	We have assumed, without independent verification, that the certificates for the Common Units and Subordinated Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units and the Subordinated Units, respectively.

(2)	We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

(3)	We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(4)	This opinion is limited in all respects to federal laws, the laws of the State of New York, the Delaware Revised Uniform Limited Partnership Act and the Constitution of the State of Delaware, as interpreted by the courts of the State of Delaware and of the United States.

     We hereby consent to the references to this firm under the caption “Legal Matters” in the prospectuses included in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.
Very truly yours,
/s/ VINSON & ELKINS L.L.P.
Vinson & Elkins L.L.P.